EXHIBIT INDEX

(q)(1) Directors' Power of Attorney to sign Amendments to this Registration Statement, dated Jan. 9, 2002.

(q)(2) Officers' Power of Attorney to sign Amendments to this Registration Statement, dated Jan. 9, 2002.

(q)(3) Trustees' Power of Attorney to sign Amendments to this Registration Statement, dated Jan. 9, 2002.

(q)(4) Officers' Power of Attorney to sign Amendments to this Registration Statement dated Jan. 9, 2002.

(q)(5) Officers' Power of Attorney to sign Amendments to this Registration Statement dated September 17, 2002.

(q)(6) Officers' Power of Attorney to sign Amendments to this Registration Statement dated September 18, 2002.